UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

Core Scientific, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Barton Springs Road
Suite 300
Austin, Texas	78704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CORZQ	*
Warrants, exercisable for shares of common stock	CRZWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on January 3, 2023 under the Symbols “CORZQ” and “CRZWQ,” respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)-(c)

On April 20, 2023, the Board of Directors (the “Board”) of Core Scientific, Inc. (the “Company”) appointed Adam Sullivan as President, effective May 15, 2023. Mr. Sullivan will report to Mike Levitt, the Company’s Chief Executive Officer, and will oversee financial and strategic matters, including assisting with the negotiation of the Company’s reorganization plan.

In connection with the appointment of Mr. Sullivan, Todd M. DuChene will continue to serve as the Company’s Chief Legal Officer while also assuming the new role of Chief Administrative Officer.

Prior to his appointment as President, Mr. Sullivan, age 32, was Managing Director and Head of Digital Assets and Infrastructure Group at XMS Capital Partners, where he oversaw over $5 billion of transactions. Mr. Sullivan joined XMS Capital Partners in 2017. Mr. Sullivan also represented the Power and Digital Infrastructure Acquisition Corporation in its acquisition of Core Scientific Holding Company, the Company’s predecessor, in 2021.

In connection with his appointment to President, on April 20, 2023, the Board’s Compensation Committee (the “Committee”) approved an Employment Agreement (the “Employment Agreement”) for Mr. Sullivan. Pursuant to the Employment Agreement, Mr. Sullivan will receive an annual base salary of $500,000. Mr. Sullivan will be eligible to earn an annual discretionary cash bonus award (the “Annual Bonus”) with a target bonus opportunity of no less than 100% of the Base Salary. For the year 2023, Mr. Sullivan will be guaranteed a minimum Annual Bonus amount of $500,000. The terms and criteria applicable to the receipt of the Annual Bonus will be determined by the Board. The Employment Agreement further provides that Mr. Sullivan will be entitled to participate in the Company’s equity incentive plan and receive an award as determined by the Board, subject to approval by the bankruptcy court overseeing the Company’s corporate reorganization under Chapter 11 of the United States Code.

Mr. Sullivan has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Sullivan and any other persons pursuant to which he was selected as President. There are no related party transactions between Mr. Sullivan and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statement and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: May 17, 2023

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer